Exhibit 4(e)

FOURTH SUPPLEMENTAL INDENTURE
dated as of April 26, 2007
between
KIMCO REALTY CORPORATION
and
THE BANK OF NEW YORK, as Trustee

SENIOR DEBT SECURITIES
of
KIMCO REALTY CORPORATION

     THIS FOURTH SUPPLEMENTAL INDENTURE, is entered into as of April 26, 2007 (the “Fourth Supplemental Indenture”), by and between Kimco Realty Corporation, a Maryland corporation (the “Company”), and The Bank of New York (as successor to IBJ Schroder Bank & Trust Company), a corporation organized under the laws of the State of New York, as trustee (the “Trustee”).
     WHEREAS, Kimco Realty Corporation, a Delaware corporation and predecessor to the Company (the “Delaware Company”), and the Trustee entered into the Indenture dated as of September 1, 1993 (the “Original Indenture”), relating to the Delaware Company’s senior debt securities;
     WHEREAS, the Company and the Trustee entered into the First Supplemental Indenture dated as of August 4, 1994 (the “First Supplemental Indenture”), pursuant to which the Company assumed all obligations of the Delaware Company under the Original Indenture pursuant to Section 801 of the Original Indenture;
     WHEREAS, the Company and the Trustee entered into the Second Supplemental Indenture dated as of April 7, 1995 (the “Second Supplemental Indenture”), pursuant to which certain provisions of the Indenture were amended and certain additional provisions to the Indenture were added for the benefit of Holders of all series of Securities created on or after April 7, 1995 in accordance with Section 901 of the Indenture;
     WHEREAS, the Company and the Trustee entered into the Third Supplemental Indenture dated as of June 2, 2006 (the “Third Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture and the Second Supplement Indenture, the “Indenture”), pursuant to which certain provisions of the Indenture were amended and certain additional provisions to the Indenture were added for the benefit of Holders of all series of Securities created on or after June 2, 2006 in accordance with Section 901 of the Indenture;
     WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Sections 301 and 901 of the Indenture, in the execution of this Fourth Supplemental Indenture to establish the terms of Securities of all series created on or after the date of this Fourth Supplemental Indenture as permitted by Section 201 and Section 901 of the Indenture;
     WHEREAS, the Company and the Trustee are authorized to enter into this Fourth Supplemental Indenture;
     NOW, THEREFORE, the Company and the Trustee agree as follows:
     Section 1. Relation to Indenture. This Fourth Supplemental Indenture amends and supplements the Indenture and shall be part and subject to all the terms thereof. Except as amended and supplemented hereby, the Indenture and Securities issued thereunder shall continue in full force and effect.
     Section 2. Definitions. Each term used herein which is defined in the Indenture has the meaning assigned to such term in the Original Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern.
     Section 3. Limitations on Incurrence of Debt. The Securities of all series created on or after the date of this Fourth Supplemental Indenture shall not be subject to Section 1004 of the Indenture.

     Section 4. Restrictions on Dividends and Other Distributions. The Securities of all series created on or after the date of this Fourth Supplemental Indenture shall not be subject to Section 1005 of the Indenture.
     Section 5. Maintenance of Unencumbered Total Asset Value. The Securities of all series created on or after the date of this Fourth Supplemental Indenture shall not be subject to Section 1014 of the Indenture.
     Section 6. Counterparts. This Fourth Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.
     Section 7. Trustee’s Acceptance. The Trustee hereby accepts this Fourth Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.
     Section 8. Reference to the Effect on the Indenture.
     (a) On and after the effective date of this Fourth Supplemental Indenture, each reference in the Indenture to “this Indenture,“ “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Fourth Supplemental Indenture unless the context otherwise requires.
     (b) Except as specifically modified or amended by this Fourth Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this

Fourth Supplemental Indenture by the Company and the Trustee, this Fourth Supplemental Indenture shall form a part of the Indenture for all purposes. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Fourth Supplemental Indenture (whether or not made), unless the context shall otherwise require.
     Section 9. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).
     Section 10. Trust Indenture Act Controls. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision of this Fourth Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Fourth Supplemental Indenture is executed, the provision required by the Act shall control.
     Section 11. Benefits of Fourth Supplemental Indenture or the Securities. Nothing in this Fourth Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fourth Supplemental Indenture or the Securities.
     Section 12. Successors. All agreements of the Company in this Fourth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.

     Section 13. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than the sixth recital as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by the Company of this Fourth Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.
     Section 14. Certain Duties and Responsibilities of the Trustee. In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.
     Section 15. Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Fourth Supplemental Indenture as set forth in the text.
     Section 16. Severability. In case any one or more of the provisions in this Fourth Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     IN WITNESS WHEREOF, Kimco Realty Corporation has caused this Fourth Supplemental Indenture to be duly signed and acknowledged by its Chief Financial Officer hereunto duly authorized, and the same to be attested by its Secretary or Assistant Secretary and The Bank of New York has caused this Fourth Supplemental Indenture to be duly signed and acknowledged by one of its Assistant Vice Presidents thereunto duly authorized, and the same to be attested by one of its Assistant Secretaries.

KIMCO REALTY CORPORATION,
a Maryland corporation

		By:	/s/ Michael V. Pappagallo

		Name:	Michael V. Pappagallo
		Title:	Executive Vice President and Chief Financial Officer

Attest:

By:	/s/ Bruce M. Kauderer

Name:	Bruce M. Kauderer
Title:	Secretary

THE BANK OF NEW YORK,
as Trustee

		By:	/s/ Luce Lilavois

		Name:	Luce Lilavois
		Title:	Assistant Vice President

Attest:

By:	/s/ Geovanni Barris

Name:	Geovanni Barris
Title:	Vice President